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                                    EXHIBIT A

CERTIFICATE

NiSource's Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended December 31, 2002 was filed with each state commission having jurisdiction over the retail rates of the public utility companies that are associate companies of any of the reporting companies.

The names and addresses of each such state utility commission is:

         Commonwealth of Kentucky Public Service Commission
         730 Schenkel Lane
         Frankfort, KY 40602

         Public Service Commission of Maryland
         6 St. Paul Centre
         Baltimore, MD 21202

         Public Utilities Commission of Ohio
         180 East Broad Street
         Columbus, OH 43215

         Pennsylvania Public Utility Commission
         901 North 7th Street Rear
         Harrisburg, PA 17105-3265

         Virginia State Corporation Commission
         1300 East Main Street
         Richmond, VA 23219

         Indiana Utility Regulatory Commission
         302 West Washington Street, Room E 306
         Indianapolis, IN  46204

         Maine Public Utilities Commission
         242 State Street
         Augusta, ME  04333

         Massachusetts Department of Telecommunications & Energy
         One South Station
         Boston, MA  02110

         New Hampshire Public Utilities Commission
         8 Old Suncook Road
         Concord, NH  03301

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